Exhibit 10.9 to Form 10-KSB for the year ended December 31, 2001

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT ("Agreement") dated as of ________________, 2001, made by FIRST CHESAPEAKE FINANCIAL CORPORATION, a Virginia corporation, with an address at 12 East Oregon Avenue, Philadelphia, Pennsylvania 19148 (the "Pledgor") to CRUSADER BANK, a federally chartered savings bank with offices at 1230 Walnut Street, Philadelphia, Pennsylvania 19107 (the "Bank").

                                   WITNESSETH:
                                   ----------

         WHEREAS, on February 5, 1999 the Bank and Pledgor and Collateral One Mortgage Corporation, a Virginia corporation ("Collateral One"), (Pledgor and Collateral One being hereinafter sometimes collectively referred to as "Borrower"), executed a Business Loan Agreement (the "Business Loan Agreement"), wherein the Bank agreed to lend the Borrower the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Loan") for the acquisition of Mortgage One Concepts, Inc.; and

         WHEREAS on February 5, 1999 the Borrower executed and made to the order of the Bank a promissory note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Note"); and

         WHEREAS, on November 10, 1999, the Bank and Pledgor executed an Amendment of Mortgage and Other Loan Documents (the "Amendment"), wherein the Borrower requested the Bank to amend the Note to increase the loan amount to Two Million One Hundred Eight Thousand and Five Hundred Sixty-Six Dollars ($2,108,566.00) (the "Increased Loan Amount") and to extend the maturity date to November 4, 2000 (the "Extended Maturity Date"), and the Bank agreed to amend the Note on the terms, covenants and conditions set forth therein; and

         WHEREAS, on even date herewith the Bank and Borrower executed a Forbearance Agreement (the "Forbearance Agreement") wherein Bank agreed to forbear from exercising the rights and remedies available to it under the Note on the terms, covenants and conditions set forth therein; and

         WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock described in Exhibit A hereto and issued by the issuers named therein (the "Pledge Shares"); and

         WHEREAS, it is a condition precedent to execution of the Forbearance Agreement by the Bank that Pledgor shall have made the pledge contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Bank to execute the Forbearance Agreement, and intending to be legally bound hereby, the Pledgor hereby covenants and agrees as follows:

         SECTION 1. Pledge. The Pledgor hereby pledges to the Bank, and grants to the Bank a first priority security interest in, the following (the "Pledged Collateral"):

         (a) all of the Pledged Shares;

         (b) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner;

         (c) the certificates representing the shares referred to in clauses (a) and (b) above;

         (d) the assignment separate from certificate representing the shares referred to in clauses (a) and (b) above; and

         (e) subject to Section 7, all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clauses (a), (b), (c) and (d) above.

         SECTION 2. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the indefeasible payment on demand of the Note as amended, and all obligations of the Pledgor now or hereafter existing under this Agreement and the Forbearance Agreement (all such obligations and other obligations of the Pledgor being referred to herein as the "Secured Obligations").

         SECTION 3. Transfer Of Pledged Collateral. The Bank shall have the right, at any time, in its discretion and without notice to the Pledgor, to transfer to or to register in its name or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a) of this Agreement and to applicable law. In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

         (a) The Pledgor is the legal and beneficial owner of all the Pledged Collateral free and clear of any liens.

         (b) The Pledged Collateral represents all of the issued and outstanding shares of Collateral One.

         (c) The Pledgor has full power, authority, and legal right to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged to the Bank as provided herein.

         (d) The Pledgor has not, prior to the date of this Agreement, taken any action that would reduce the value of the Pledged Collateral.

         (e) The pledge of the Pledged Shares pursuant to this Agreement creates
a  valid  and  perfected  first  priority   security  interest  in  the  Pledged
Collateral, securing the payment of the Secured Obligations.

         (f) Pledgor shall not accept any dividends or distributions paid or payable by Collateral One to Pledgor except as provided for in the Forbearance Agreement.

         The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

         SECTION 5. Further Assurances: Supplements.

         (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         (b) The Pledgor will defend the title to the Pledged Collateral and the liens of the Bank thereon against the claim of any Person and will maintain and preserve such liens so long as any Secured Obligations or any commitment of the Bank under the Business Loan Agreement are outstanding.

         (c) The Pledgor shall not cause any payment to be made by Collateral One except as provided in the Forbearance Agreement.

         SECTION 6.  Voting Rights: Dividends: Etc.

         (a) As long as no Event of Default shall have occurred and be continuing: The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of the Forbearance Agreement or the Business Loan Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

         (b) Upon the occurrence and during the continuation of an Event of Default:all rights of the pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to section 6(a) above shall cease, and all such rights shall thereupon become vested in the bank which shall thereupon have the sole right to exercise such voting and other consensual rights.

         (c) In order to permit the Bank to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b) above, and to receive all dividends and distributions which it may be entitled to receive under Section 7 below, the Pledgor shall, if necessary, upon written notice of the Bank, from time to time execute and deliver to the Bank appropriate proxies, dividend payment orders and other instruments as the Bank may reasonably require.

         SECTION 7.  Dividends

         (a) All dividends paid in respect of the pledged collateral shall be paid to the Bank until the Note is paid in full, including the following:

                  (i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

                  (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution prohibited by any other Loan Document or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

                  (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, all of which shall be held as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

         SECTION 8. Transfers and Other Liens: Additional Shares. The Pledgor agrees that it will not (i) sell, assign or transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or
(ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien in favor of the Bank under this Agreement.

         SECTION 9. Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, such power being irrevocable and coupled with an interest, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise from time to time in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Bank agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Bank pursuant to this Section 9.

         SECTION 10. Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under Section 12 of this Agreement.

         SECTION 11. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder:

         (a) The occurrence of an Event of Default under the Business Loan Agreement, the Amendment, the Note, or the Forbearance Agreement or any other documents executed by Pledgor or Collateral One in connection therewith; or

         (b) Failure by Pledgor to observe or perform any of the provisions of this Agreement; or

         (c) Any representation or warranty of Pledgor made herein proves to be false or misleading in any material respect.

         SECTION 12. Remedies Upon Default. If any Event of Default shall have occurred:

         (a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "Code") in effect in the Commonwealth of Pennsylvania at that time, and the Bank may also, without notice except as specified below, transfer or sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable.

         (b) All cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Bank:

                  First, to the payment of the costs and expenses of such sale, including reasonable compensation to the Bank and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Bank in connection therewith;

                  Second, to the Bank on account of the Secured Obligations in such order as the Bank may elect; and

                  Third, after indefeasible payment in full of all Secured Obligations, to the payment to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         SECTION 13. Special Covenants. During the term of this Pledge, Collateral One shall not take any action to (a) terminate the employment of William Everslage ("Everslage") or otherwise release Everslage from any terms and conditions of the employment agreement dated February 9, 1999 without the prior consultation of the Bank; (b) enter into any other employment or management agreements with any other party without the prior written consent of the Bank; (c) transfer substantially all of the assets of Collateral One to any other party; (d) enter into any agreements with Pledgor or any of its shareholders without the prior written consent of the Bank; or (e) borrow or transfer any monies to or from Pledgor, its affiliates, principals, or subsidiaries, unless otherwise permitted under the terms of that certain Forbearance Agreement between the Bank, Pledgor and Collateral One.

         SECTION 14. Expenses. The Pledgor will upon demand pay any and all expenses, which may be incurred in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon any of the Pledged Collateral; (c) the exercise or enforcement of any of the rights of the Bank hereunder; or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 15. Security Interest Absolute. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Business Loan Agreement, the Note or any other Loan Document or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Business Loan Agreement, the Note or any other Loan Document;

         (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party pledgor.

         SECTION 16. Indemnification. The Pledgor agrees to indemnify and hold the Bank harmless from and against any taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank, in good faith, in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. The obligations of the Pledgor under this Section 16 shall survive the termination of this Agreement.

         SECTION 17. Waiver. No delay on the Bank's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Bank with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Bank's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Bank's rights hereunder or the rights of the Bank under the Business Loan Agreement or any of the Loan Documents as against the Pledgor in any respect.

         SECTION 18. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered, to the Pledgor or to the Bank at the address provided for in the Business Loan Agreement, or as to any Person at such other address as shall be designated by such Person in a written notice to each other Person complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid.

         SECTION 20. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing first priority security interest in the Pledged Collateral, and shall (a) remain in full force and effect until indefeasible payment in full of the Secured Obligations and the termination of the commitment of the Bank under the Business Loan Agreement; (b) continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the obligee of the Secured Obligations, all as though such payment or performance had not been made; (c) be binding upon the Pledgor, its successors and assigns; and (d) inure to the benefit of the Bank and its successors, transferees and assigns. The Bank may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in the Business Loan Agreement. Upon the indefeasible payment in full of the Secured Obligations and the termination of the commitment of the Bank under the Business Loan Agreement, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

         SECTION 21. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         SECTION 22. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 23. Waiver of Jury Trial. The parties hereto hereby agree to waive any right they may have to a jury trial in connection with any action, suit or proceeding arising out of or related in any way to this Agreement.

         SECTION 24. Capitalized Terms. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Forbearance Agreement.

         SECTION 25. Governing Law; Terms. This Agreement shall be governed by, and construed and enforced accordance with, laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws principles thereof). Unless otherwise defined herein or in the Business Loan Agreement. Terms defined in Articles 8 and 9 of the Uniform Commercial Code in the Commonwealth of Pennsylvania are used herein as therein.

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Attest:                                  First Chesapeake Mortgage Corporation,
                                         A Virginia corporation

_____________________________            By: ________________________________
                                         Name: ______________________________
                                         Title: _____________________________

                                     JOINDER

         Intending to be legally bound, Collateral One hereby joins in this Agreement, and agrees to be bound by its terms and conditions and further agrees that it will not issue any capital stock without the prior written consent of the Bank.

Attest:                                  COLLATERAL ONE MORTGAGE CORPORATION, a
                                         Virginia corporation

__________________________               By:___________________________________,
                                         President

                   FORBEARANCE AGREEMENT AND PLEDGE AGREEMENT

                  This Agreement (hereinafter referred to as the "Agreement") is made this 2nd day of February, 2001, by and among Crusader Bank, a federally chartered savings bank, having an office address at 1230 Walnut Street, Philadelphia, Pennsylvania 19107 (hereinafter referred to as "Bank"), First Chesapeake Financial Corporation, a Virginia corporation, having a mailing address at 12 East Oregon Avenue, Philadelphia, Pennsylvania 19148 (hereinafter referred to as "First Chesapeake"), Collateral One Mortgage Corporation, a Virginia corporation, having a mailing address at 12 East Oregon Avenue, Philadelphia, Pennsylvania 19148 (hereinafter referred to as "Collateral One") (First Chesapeake and Collateral One are sometimes hereinafter referred to collectively as the "Borrower") and Mark Mendelson, an individual, residing at ______________________________________________, Villanova, Pennsylvania 19087
(hereinafter referred to as "Mendelson").

                                   BACKGROUND

                  WHEREAS, on February 5, 1999 the Bank and the Borrower executed a Business Loan Agreement (the "Business Loan Agreement"), wherein the Bank agreed to lend the Borrower the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Loan") for the acquisition of Mortgage One Concepts, Inc.; and

                  WHEREAS, on February 5, 1999 the Borrower executed and delivered to the Bank a promissory note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Note"); and

                  WHEREAS, Mark Mendelson, President of First Chesapeake and President of Collateral One, by a certain Mortgage dated February 5, 1999 in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) and recorded in the Office of the Recorder of Deeds in and for Montgomery County, Pennsylvania, in Book ____ Page ____ et seq., granted and conveyed unto the Bank, its successors and assigns, a lien on the property located at ____ _______________, Villanova, Pennsylvania, as more specifically described in Exhibit A attached hereto and made a part hereof (the "Villanova Property"), to secure payment of a guaranty of the Note by Mendelson, which mortgage was amended by agreement dated November 10, 1999 and recorded in the Office of the Recorder of Deeds for Montgomery County on April 11, 2000 in Deed Book ____, page ____ et seq., increasing the lien of the Mortgage securing the Guaranty, as amended, to One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Villanova Mortgage"); and

                  WHEREAS, on February 5, 1999, Mendelson executed and delivered to the Bank the Guaranty (the "Mendelson Guaranty"), wherein Mendelson agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on or about November 10, 1999 the liability of Mendelson under the Mendelson Guaranty was increased to One Million Eight Hundred Thousand Dollars ($1,800,000.00) by an amendment to Guaranty; and

                  WHEREAS, on February 5, 1999, Richard Chakejian executed and delivered to the Bank a Commercial Guaranty, wherein Richard Chakejian agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, Mark Glatz ("Glatz") executed and delivered to the Bank a Commercial Guaranty (the "Glatz Guaranty"), wherein Glatz agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, Lester W. Salzman ("Salzman") executed and delivered to the Bank a Commercial Guaranty (the "Salzman Guaranty"), wherein Salzman agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, John Papandon ("Papandon") executed and delivered to the Bank a Commercial Guaranty (the "Papandon Guaranty"), wherein Papandon agreed to guarantee and become surety for payment of the Note up to One Million Two Hundred Thousand Dollars ($1,200,000.00); and

                  WHEREAS, on February 5, 1999, Thomas Leonard and Kathleen Leonard, his wife (jointly referred to as "Leonard") executed and delivered to the Bank a Commercial Guaranty (the "Leonard Guaranty"), wherein Leonard agreed to guarantee and become surety for payment of the Note up to Three Hundred Thousand Dollars ($300,000.00); and

                  WHEREAS, on November 10, 1999, the Bank and First Chesapeake executed an Amendment of Mortgage and Other Loan Documents (the "Amendment"), wherein the Borrower requested the Bank to amend the Note to increase the loan amount to Two Million One Hundred Eight Thousand and Five Hundred Sixty-Six Dollars ($2,108,566.00) (the "Increased Loan Amount") and to extend the maturity date to November 4, 2000 (the "Extended Maturity Date"), modify the Villanova Mortgage to increase the amount secured by the Villanova Property and modify the Mendelson Guaranty to increase the amount of the Mendelson Guaranty and the Villanova Mortgage to One Million Eight Hundred Thousand Dollars ($1,800,000.00) and the Bank agreed to amend the Note, the Villanova Mortgage and the Mendelson Guaranty on the terms, covenants and conditions set forth therein; and

                  WHEREAS, by document dated November 9, 1999 (which date the Bank, Mendelson and Delaware Avenue Development Corporation, a Pennsylvania corporation ("DADC") agree was an error and was intended to be, and is actually, November 10, 1999) the Bank, Mendelson and DADC entered into an Assignment of Partnership Income and Security Agreement (the "Assignment Agreement") wherein DADC agreed to assign its income interest in Liberty Landing Associates, a Pennsylvania general partnership ("Liberty Landing") formed pursuant to that certain Joint Venture Agreement dated June 26, 1987, by and between DADC and
Delaware-Washington       Corporation,      a      Pennsylvania      corporation
("Delaware-Washington") (the "Joint Venture Agreement") to secure the Increased Loan Amount guaranteed by Mendelson, the President of DADC, under the Guaranty, as amended; and

                  WHEREAS, Mendelson is the sole shareholder of DADC; and

                  WHEREAS, the Assignment Agreement contemplated the consent and execution of Delaware-Washington and Delaware-Washington did not execute the consent; and

                  WHEREAS,  the Note,  as amended,  matured on November 4, 2000;
and

                  WHEREAS,   the  Borrower   failed  to  pay  to  the  Bank  all
outstanding principal and accrued interest due and payable under the Note, as amended, by the Extended Maturity Date; and

                  WHEREAS, the Borrower has requested that the Bank forbear from exercising its rights and remedies, at law or in equity, under the Business Loan Agreement, the Note, the Villanova Mortgage and the Amendment and the Bank has agreed to forbear from exercising its rights and remedies, at law or in equity, under the Business Loan Agreement, the Note, the Villanova Mortgage and the Amendment on the terms, covenants and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, covenant and agree as follows:

                  1. Incorporation of Background. The recitals contained in the Background are incorporated into and made a substantive part of this Agreement and the Borrower acknowledges and represents that the statements set forth therein are true and correct.

                  2.  Capitalized  Terms.  All  capitalized  terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Mendelson Guaranty, the Salzman Guaranty, the Glatz Guaranty; the Papandon Guaranty, the Leonard Guaranty and the Assignment Agreement (collectively, including this Agreement and all Joinders hereto, the Mendelson Pledge, the DADC Pledge and the First Chesapeake Pledge, are referred to as the "Loan Documents").

                  3. Ratification of Loan Documents. The Borrower hereby ratifies, confirms and reaffirms in all respects, and without condition, all the terms, covenants and conditions set forth in the Loan Documents, and hereby agrees to remain unconditionally liable to the Bank in accordance with the respective terms, covenants and conditions of the Loan Documents, as the same may be modified herein.

                  4 (a) Reaffirmation of Guarantees. Each of Mendelson, Salzman, Glatz, Papandon and Leonard (collectively the "Guarantors") expressly reaffirms his or her Confession of Judgment and every other provision of their respective Guaranty Agreements. In the event of any default by Borrower hereunder, the Guarantors understand that the Bank may proceed against any of them or any collateral granted by them in connection with the Business Loan Agreement, the Note or the other Loan Documents.

                           b)  Amendment to Mendelson  Guaranty.  The  Mendelson
Guaranty is hereby amended to provide that it is limited to One Million Eight Hundred Thousand Dollars ($1,800,000.00) of the principal amount due under the Note, as amended, plus interest, attorney's fees, costs of collection and any other sums due under the Loan Documents and shall be reduced by the amounts of the First Mandatory Payment, the Second Mandatory Payment, the Third Mandatory Payment and the Fourth Mandatory Payment, as defined below, that are applied to reduce the principal due under the Note. Mandatory Weekly Payments or other payments shall not reduce the liability of Mendelson under the Mendelson Guaranty. Upon payment in full of its debt, Mendelson shall be subrogated to the Bank's rights against Thomas and Kathleen Leonard under the Leonard Guaranty unless Thomas or Kathleen Leonard shall have previously paid $300,000.00 in satisfaction of their guaranty.

                  5. Amendment to the Note. The Note is hereby amended to provide that the maturity date shall be ON DEMAND. However, Bank agrees that in the absence of the occurrence of an Event of Default, Bank will not demand payment before June 30, 2001. Note is further amended to provide that Borrower shall make mandatory payments in the amount of Four Hundred Thousand Dollars ($400,000.00) on February 15, 2001 (the "First Mandatory Payment"), One Hundred Thousand Dollars ($100,000.00) on April 15, 2001 (the "Second Mandatory Payment"), One Hundred Thousand Dollars ($100,000.00) on May 15, 2001 (the "Third Mandatory Payment")and One Hundred Thousand Dollars ($100,000.00) on June 15, 2001 (the "Fourth Mandatory Payment"). Borrower shall also make mandatory weekly payments in the amount of Ten Thousand Dollars ($10,000.00), commencing on February 9, 2001 and continuing on the Friday of each week thereafter to be applied to sums due under the Note in the sole discretion of the Bank (the "Mandatory Weekly Payments"). In addition, Borrowers shall make a $5,000.00 payment on each of March 2, 2001 and March 30, 2001, which shall be in addition to the Mandatory Weekly Payments for these dates. At Closing Borrower will pay Bank the sum of Sixteen Thousand One Hundred Seventy Five Dollars ($16,175.00), reflecting past due payments for the month of January, 2001. Notwithstanding the foregoing, Borrower shall make an additional payment each month to ensure that the total payment for the month is equal to the greater of (a) total monthly interest payments payable under the Note for any month plus the required payment of Borrower under paragraph 5(d) of the Amendment to pay to Bank Fifty Percent (50%) of its cash flow, or (b) the total of the Mandatory Weekly Payments for that month. Notwithstanding the foregoing, Borrower shall be deemed to have complied with the provisions of Section 5 hereof relating to the First, Second, Third, and Fourth Mandatory Payment, provided Borrower delivers to Bank an aggregate of cash and stock subscription agreements satisfactory to Bank providing for identifiable and dedicated accounts for payment of obligations under said subscription agreements for each amount required, and provided all subscription agreements are funded within two weeks of the date set forth herein for such payments.

                  6. Conditions Precedent to Forbearance. The Bank agrees to forbear from exercising the rights and remedies available to it under the Business Loan Agreement, the Note, the Villanova Mortgage and the other Loan Documents, contingent upon the following:

                           (a)   simultaneously   with  the  execution  of  this
Agreement, DADC execute and deliver to the Bank that certain Assignment of Partnership Income in respect of its partnership interest in the Liberty Landing;

                           (b)  Mendelson  execute  and  deliver  to the  Bank a
Subordinate Pledge Agreement pledging his shares in First Chesapeake (the "Mendelson Pledge") and an Assignment Separate from Certificate executed in blank, all in form and substance satisfactory to the Bank;

                           (c)  Mendelson  execute  and  deliver  to the Bank an
Agreement pledging his shares in DADC (the "DADC Pledge") and an Assignment Separate from Certificate executed in blank, all in form and substance satisfactory to the Bank;

                           (d) Mendelson deliver to the Bank all stock of DADC;

                           (e) First Chesapeake  execute and deliver to the Bank
an Agreement pledging its shares in Collateral One (the "First Chesapeake Pledge") and an Assignment Separate from Certificate executed in blank, all in form and substance satisfactory to the Bank;

                           (f)  Borrower  deliver  to  the  Bank  good  standing
certificates certified by the Secretary of State of Borrower's state of incorporation;

                           (g) Borrower deliver to the Bank (i) a certified copy
of the employment agreement by and between Collateral One and William Everslage and all amendments thereto (the "Everslage Employment Agreement") evidencing that the Employment Agreement remains in full force and effect; (ii) a statement of William Everslage and Collateral One certifying that the Everslage Employment Agreement is in full force and effect as of the date of the certification, and agreement that it will not be amended without the prior written consent of the Bank; (iii) certified copy of the term insurance contract on the life of William Everslage; (iv) a collateral assignment to Bank of the Term Life Insurance Policy on the life of William Everslage, in form and substance satisfactory to Bank; (v) a certified copy of the employment agreement by and between Collateral One and Matthew Duncan and all amendments thereto (the "Duncan Employment Agreement") evidencing that the Duncan Employment Agreement remains in full force and effect, and agreement that it will not be amended without the prior written consent of the Bank; (vi) a statement of Matthew Duncan and Collateral One certifying that the Duncan Employment Agreement is in full force and effect as of the date of the certification; (vii) a certified copy of the term insurance contract on the life of Matthew Duncan; and (viii) a collateral assignment to Bank of the Term Life Insurance Policy on the life of Matthew Duncan, in form and substance satisfactory to Bank.

                           (h) Borrower  execute or obtain the proper  execution
by all pertinent parties to the any documents determined, in the sole discretion of the Bank or its counsel, necessary to grant and/or perfect the Bank's security interest in and to any collateral pledged or intended to be pledged in connection with the execution of this Agreement, the Business Loan Agreement, the Loan, the Villanova Mortgage, the Amendment, the Assignment Agreement and the Loan Documents;

                           (i)   Mendelson   deliver   to  the  Bank   proof  of
satisfaction of the lien placed on the Villanova Property by Cecelia Kodroff (Montgomery County, Pennsylvania Docket #96-05243);

                           (j)  Mendelson   produce  and  deliver  to  the  Bank
evidence of payment of all real estate taxes, water and sewer charges and insurance premiums due and payable on the Villanova Property;

                           (k) DADC pay to the Bank the sum of  Eleven  Thousand
Two Hundred Seventy-Nine Dollars and Fifteen Cents ($11,279.15) to pay off Loan No. 01-50002053;

                           (l) DADC execute an Assignment of Partnership  Income
and Security Agreement.

                           (m) all corporations deliver appropriate  resolutions
authorizing the execution and delivery of this Agreement by the officers of the corporations and all documents and instruments contemplated hereby, certified by the secretary of such corporation;

                           (n) DADC assign to Bank all fees due or to become due
under Section 3.5 of the Joint Venture Agreement;

                           (o) simultaneously herewith,  Mendelson shall execute
that certain Amendment to Mortgage and Loan Documents III of even date herewith; and

                           (p) Mendelson  Family Trust and the Mendelson  Family
Children's Trust execute and deliver to the Bank that certain Amendment to Construct Loan Agreement, Mortgages and Forbearance Agreement of even date herewith.

                  7. Prohibition on Distributions. Collateral One is prohibited from making any distribution, payment of management fee or other compensation, dividend payment, transfer, loan or hypothecation of property to First Chesapeake and First Chesapeake is prohibited from making any distribution, payment of management fee to its shareholders, dividend payment, transfer, loan or hypothecation of property to any of its shareholders without the prior written consent of the Bank. Notwithstanding the foregoing, in the event that Borrower delivers, the First Mandatory Payment, the Second Mandatory Payment, the Third Mandatory Payment, the Fourth Mandatory Payment and each of the Mandatory Weekly Payments, on a timely basis, and no Event of Default has occurred, the Bank hereby consents to the payment of any monthly distribution from Collateral One to First Chesapeake for bona fide third party expenses or employee compensation (excluding payments to any Guarantor of First Chesapeake (except Glatz)or any third party or employee affiliated with, or related to, any Guarantor of First Chesapeake except Glatz), provided that such distributions do not exceed excess cash flow, as defined in paragraph 5(d) of the Amendment over the monthly payments due Bank under Section 5 hereof.

                  8. Release and Waiver of Claims. The Borrowers, their officers, directors, trustees, employees, personal representatives, successors and assigns and guarantors (collectively, the "Releasors"), remise, release, quitclaim and forever discharge the Bank and any other corporation, partnership, trust or other entity controlled by, controlling or under common control with the Bank, and their respective employees, officers, directors, contractors, shareholders, partners, agents, attorneys (including without limitation Spector Gadon & Rosen, P.C., and each of its shareholders and employees), accountants, heirs, executors, administrators, and personal representatives (collectively, the "Releasees"), of and from any and all damages, losses, expenses, claims, liabilities, demands, actions, causes of action, suits, judgments, orders, decrees, and any execution thereon, whether at law, in equity or otherwise, which Releasors had, have, or may in the future have, of any kind or nature whatsoever, past, present or future, known or unknown, and whether the same were or could have been discovered, against any other party, fixed or contingent, from the beginning of time to the date of these presents and forever, under the laws of any state or the United States of America, or any other nation, which Releasors may have or claim to have against Releasees as a result of any transaction or agreement between Releasors and Releasees.

                  9. Waiver of Defenses. Releasors hereby confirm, acknowledge and agree that they have no defenses, charges, claims, demands, pleas or offsets whatsoever in law or in equity to the indebtedness evidenced by the Business Loan Agreement, the Note, the Amendment and the other Loan Documents, or to their obligations due thereunder.

                  10. Covenant Not to Sue. Releasors covenant and agree not to institute legal or equitable proceedings or any actions or to assert any claims or defenses described in paragraphs 8 and 9 above against Releasees. If Releasors do institute such actions or proceedings or raise such claims or defenses, the parties agree that Releasees' remedies at law may be inadequate and therefore equitable relief including, without limitation, injunctive relief shall be available to Releasees to, inter alia, preclude Releasors from pursuing any such action and entitle Releasees to payment from Releasors of any attorney's fees, costs and expenses which may be incurred as a result of responding to or defending against any such action. The remedies of Releasers hereunder at law or in equity shall run concurrently and are cumulative.

                  11. Indemnity. The Borrower, for themselves and all those claiming under or through them, agree to protect, indemnify, defend and hold harmless the Bank, its directors, officers and employees, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses, arising out of this Agreement, the Business Loan Agreement, the Note, the Villanova Mortgages, or any other documents previously, contemporaneously, or hereafter executed by either of them. This obligation specifically shall survive the repayment of the Note, as amended.

                  12. Events of Default. The following acts or omissions shall constitute an event of default ("Event of Default") under this Agreement:

                           (a) the  failure by the  Borrower to pay any sums due
hereunder at the times and in the manner set forth herein;

                           (b) the failure by the Borrower to perform or observe
any term, condition, warranty, requirement or provision of this Agreement, specifically including but not limited to, the covenant not to sue;

                           (c) the occurrence of any default or Event of Default
under the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or the other Loan Documents;

                           (d) any  representation  of Borrower being materially
untrue or misleading as of the date hereof; or

                           (e) any  amendment or  modification  to the Everslage
Employment Agreement or the Duncan Employment Agreement without the prior written consent of the Bank, including, but not limited to, any release of the non-compete provisions therein.

                  13. Notices. All Notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given or made: if hand delivered, when delivered; if by facsimile or other method of electronic transmission, when transmitted; if by nationally recognized overnight courier service, on the following day; or if mailed by regular mail, on the day of deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to a party and sent to its address set forth below or such other address as such party may designate from time to time by notice to the other parties in the manner set forth in this Amendment.

                  To First Chesapeake:

                  12 East Oregon Avenue
                  Philadelphia, PA 19148
                  Attn:  Mark Mendelson
                  Fax: 610.433.8186

                  To Collateral One:

                  12 East Oregon Avenue
                  Philadelphia, PA 19148
                  Attn:  Mark Mendelson
                  Fax: 610.433.8186

                  To the Bank:

                  Joseph M. Matisoff, President
                  Crusader Savings Bank, FSB
                  1230 Walnut Street
                  Philadelphia, PA 19107
                  Fax:  215.893.1532

                  and:

                  Bruce Levy
                  Crusader Savings Bank, FSB
                  1230 Walnut Street
                  Philadelphia, PA 19107
                  Fax:  215.893.1532

                  with a copy to:

                  Edward G. Fitzgerald, Esquire
                  Spector Gadon & Rosen, P.C.
                  1635 Market Street -- 7th Floor
                  Seven Penn Center
                  Philadelphia, PA 19103
                  Fax:  215.241.8844

                  14. Cross Default. Any Event of Default by the Borrower or any other party to the Loan Documents under this Agreement or any of the Loan Documents, shall constitute an event of default under any note, instrument, loan agreement, guaranty, or other agreement executed by Mendelson or the Mendelson Family Trust or the Mendelson Family Children's Trust (the "Trusts") (except for: (i) that certain promissory note dated July 25, 1997 made by Mendelson to the Bank, as amended on August 22, 1997 and on May 5, 1999; and (ii) that certain promissory note dated December 26, 1997 given by Mendelson to the Bank and any mortgages given to secure such notes), or any agreement given in connection with any other obligation of any of them to Bank, as a result of which Bank may exercise any and all of its rights and remedies under this Agreement, the Loan Documents or any other document, loan agreement, guaranty or other instrument executed by Mendelson or the Trusts.

                  15. Notice and Opportunity to Cure. Other than for the First, Second, Third, and Fourth Mandatory Payments required by this Agreement, Borrower shall have a five (5) day grace period after written notice from the Bank to cure any monetary default under this Agreement or the Loan Documents and a ten (10) day grace period after written notice from the Bank to cure any non-monetary default under this Agreement or the Loan Documents, all such grace periods to run concurrently with any notice and grace period presently existing under the Loan Documents.

                  16. Representations and Warranties. Borrowers represent and warrant as follows:

                           (a) each of First  Chesapeake  and Collateral One (i)
is duly organized and validly existing under the state of their incorporation and each is duly qualified and is in good standing in each jurisdiction in which the failure to so qualify would have an adverse effect on the financial condition, operations, business, properties or assets of First Chesapeake or Collateral One, respectively; (ii) has the requisite power and authority to effect the transactions contemplated hereby; and (iii) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, and to conduct its business as now or currently proposed to be conducted;

                           (b)  the  execution,   delivery  and  performance  by
Borrower of this Agreement are within the respective powers of Borrower and Borrower has been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                           (c)  this   Agreement  has  been  duly  executed  and
delivered by Borrower;

                           (d)  this   Agreement  is,  and  each  of  the  other
agreements to which Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms;

                           (e) the persons executing this Agreement on behalf of
the corporations are authorized to do so by all necessary corporate resolutions;

                           (f) there is no agreement between  Collateral One and
any of the Guarantors; and

                           (g)  there  are  no  amounts   presently   due  First
Chesapeake, or any affiliate or shareholder of First Chesapeake, from Collateral One except that certain $600,000 loan from First Chesapeake to Collateral One. No advances shall be made by First Chesapeake or any affiliates to Collateral One and Collateral One will not make advances to First Chesapeake except as permitted herein. So long as the Loan shall remain unpaid First Chesapeake hereby acknowledges that any indebtedness of Collateral One to First Chesapeake is subject and subordinate to the rights of the Bank and in the event of an occurrence of an Event of Default which results in the Bank exercising its rights under the First Chesapeake Pledge Agreement, First Chesapeake shall assign such indebtedness to the Bank or its assignee.

                  17. Estoppel. Borrower hereby acknowledges, warrants and represents that as of the date hereof the principal balance due under the Note is Two Million One Hundred Seven Thousand Three Hundred Twenty-One Dollars and Nineteen Cents ($2,107,321.19) and the interest and other charges due under the Note through January 31, 2001 is $105,470.18.

                  18. No Waiver. This Agreement is not and shall not be deemed to be a waiver of any provision of the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or any of the other Loan Documents, any event of default or of any other default which may now exist or hereafter occur under the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or any of the Loan Documents, any obligation thereunder or under this Agreement, the documents executed in connection therewith or any obligations thereunder.

                  19. Jury Trial Waiver. THE BORROWER WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER, OR ALLEGING ANY CLAIM BASED ON THIS AGREEMENT OR THE BUSINESS LOAN AGREEMENT OR THE NOTE.

                  20. Consent to Jurisdiction. The Borrower and the Bank irrevocably agree to the exclusive jurisdiction and venue of the Courts of the Common Pleas of Philadelphia, Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania in any and all disputes, actions or proceedings between the Bank and the Borrower, whether arising hereunder or under any other agreement or undertaking; and the Borrower and the Bank irrevocably agree to service of process by certified mail, return receipt requested, to the respective parties at the addresses listed in Paragraph 13 of this Agreement. Nothing herein contained shall in any manner prevent or preclude Bank or its nominee from bringing any one or more actions against the Borrower in any jurisdiction in the United States or elsewhere.

                  21. Carryover of this Agreement in the Event of Bankruptcy. If Borrower or any entity with which the Borrower is associated files a petition for relief under Title 11 of the United States Code, as amended ("Bankruptcy Code"), or is adjudicated a Debtor pursuant to 11 U.S.C.ss.101 et seq., under the Bankruptcy Code, the Borrower agrees as follows:

                           (a)  Relief  from the  Automatic  Stay.  In the event
Borrower or an entity with which the Borrower is associated files a petition for relief with any bankruptcy court of competent jurisdiction, or is subjected to any petition under the Bankruptcy Code which results in any order for relief under the Bankruptcy Code or is adjudicated a Debtor pursuant to 11 U.S.C. ss.101 et seq., the Bank shall be given automatic and immediate relief from the stay under ss.362(d) of the Bankruptcy Code to enforce its rights and remedies hereunder, and the Borrower hereby waives any right to object to such relief or to seek reimpositioning of the stay, if available to the Borrower. If the foregoing portion of this paragraph is deemed unenforceable as against the Borrower, then the Borrower hereby agrees not to defend against or contest any motion or pleading filed by the Bank seeking relief from the automatic stay;

                           (b)   No   Extension   of   Automatic   Stay   of  11
U.S.C.ss.362. In the event Borrower or an entity with which the Borrower is associated files a petition for relief with any bankruptcy court of competent jurisdiction or is adjudicated a Debtor pursuant to 11 U.S.C.ss.101 et seq., the Borrower hereby waives any rights to seek any extension to them of the automatic stay provisions of 11 U.S.C.ss.362;

                           (c) No Renewal of  Exclusivity  Period,  Relief  from
Automatic Stay. The Borrower agrees that if an entity with which the Borrower is associated is a debtor in a Chapter 11 proceeding under the Bankruptcy Code, and the bankruptcy court enters a Cash Collateral Order, or Order affecting the Bank's rights to the Villanova Property, then, subject to Court approval, that Order shall provide that if the debtor does not file a Plan within any exclusivity period pursuant to 11 U.S.C. ss.1121, the Bank shall, without the necessity of any additional notice to the debtor or to other creditors, any hearing or any further order of the Court, have immediate relief from stay under Bankruptcy Code ss.362(d) to implement and enforce the provisions of this Agreement, the Construction Loan Agreement, the Note or any Loan Document;

                           (d) Further Relief from  Automatic  Stay. If the Bank
requests relief from the automatic stay, neither the Borrower nor any person on the Borrowers' behalf shall object to or oppose the Bank from having immediate relief from the automatic stay under ss.362(d) of the Bankruptcy Code; and

                           (e) Perfection. During the pendency of any bankruptcy
case of Borrower or any entity associated with the Borrower, if it is determined that any of the rights granted to the Bank hereunder are security interests or liens, they shall be deemed perfected and fully enforceable without the necessity of the filing of any documents or commencement of proceedings otherwise required under non-bankruptcy law for the perfection or enforcement of security interests, with such perfection and enforcement being binding upon the Trusts and any subsequently appointed trustee, either in Chapter 11 or under any other Chapter of the Bankruptcy Code, and upon other creditors of the Borrower and/or any entity with which the Borrower is associated, who have extended or who may hereafter extend secured or unsecured credit to the Borrower and/or any such entities with which the Borrower may be associated.

                  22. Assumption of Collateral One. Collateral One hereby assumes, jointly and severally, any and all obligations of First Chesapeake under the Amendment.

                  23. Waiver of Fees under Amendment. The Bank hereby waives any right to any fees under paragraph 5(c) of the Amendment that have not been previously paid or capitalized as part of the loan balance.

                  24. Entire Agreement. This Agreement, the documents given in connection herewith, the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement, and the Loan Documents, contain the entire agreement between the parties relating to the transactions contemplated hereby, and supercedes all oral statements and prior writings with respect thereto.

                  25. Additional Acts. Each party hereto shall, from time to time, execute, acknowledge and deliver such further instruments and perform such additional acts as the other party may reasonably request to effectuate the intent of this Agreement.

                  26. Burdens and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of Bank, or its nominee, and Borrower, their legal representatives, successors and assigns.

                  27. No Novation. The Borrower acknowledges and agrees that the execution of this Agreement by Bank is not intended nor shall it be construed as a novation of the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement or any of the Loan Documents. All of the terms and provisions of the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement and the Loan Documents shall continue to remain in full force and effect, except as expressly modified herein. By executing this Agreement, the Bank does not waive any of its claims against the Borrower under the Business Loan Agreement, the Note, the Villanova Mortgage, the Amendment, the Assignment Agreement, any of the Loan Documents, this Agreement or any of its rights and remedies at law or in equity.

                  28. Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions of this Agreement.

                  29. Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  30. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and each of which when taken together shall constitute one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

                  31. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws principles thereof) applicable to contracts made and to be performed in Pennsylvania.

                  32. Amendment. This Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby have caused this Agreement to be duly executed and delivered the day and year first written above.

                                             CRUSADER BANK

                                         By: _____________________________(SEAL)
                                             Joseph M. Matisoff, President


Attest:                                      FIRST CHESAPEAKE FINANCIAL
                                             CORPORATION

__________________________               By: _____________________________(SEAL)
                                             Mark Mendelson, Chief Executive
                                             Officer  and Chairman of the Board
                                             of Directors

Attest:                                  COLLATERAL ONE MORTGAGE CORPORATION

__________________________               By: _____________________________(SEAL)
                                             Mark Mendelson, Chairman of the
                                             Board of Directors

                               JOINDER AND CONSENT

         The undersigned, being guarantors of the obligations of First Chesapeake hereby join in the execution of this Forbearance Agreement dated as of this day of January, 2001, for the purpose of consenting to the terms and conditions containing herein and, intending to be legally bound agree to be bound by the provisions of this Agreement.

Witness:                                 GUARANTORS:

__________________________               _____________________________(SEAL)
                                         Mark Mendelson

Witness:
__________________________               _____________________________(SEAL)
                                         Mark Glatz

Witness:
__________________________               _____________________________(SEAL)
                                         Lester W. Salzman

Witness:
__________________________               _____________________________(SEAL)
                                         John Papandon

Witness:
__________________________               _____________________________(SEAL)
                                         Thomas Leonard

Witness:
__________________________               _____________________________(SEAL)
                                         Kathleen Leonard

                                     JOINDER

         DADC and Mendelson, as Guarantor, join in this Agreement for purposes of ratifying and reaffirming the Assignments of Partnership Income dated July 25, 1997 and November 9, 1999 (which date the DADC and Mendelson agree was an error and was intended to be, and is actually, November 10, 1999) (collectively referred to as the "Assignments") and hereby affirm that said Assignments were effective to assign all of DADC's rights to receive income under the Joint Venture Agreement including, but not limited to, Net Cash Flow, as such term is defined under the Joint Venture Agreement, and any fees payable to DADC or its affiliates pursuant to paragraph 3.5 of the Joint Venture Agreement, as security for the Loan, as increased by the Amendment, and the Mendelson Guaranty, and any sale proceeds from the sale of DADC to interest in the Joint Venture.

         Further, intending to be legally bound Mendelson agrees to be bound by the terms and conditions of paragraph 22.

Attest:                                  DELAWARE AVENUE DEVELOPMENT
                                         CORPORATION

__________________________               By: _____________________________(SEAL)
                                             Mark Mendelson, President
Witness:

__________________________                   _____________________________(SEAL)
                                             Mark Mendelson